Exhibit 99.1

          McGrath RentCorp Announces Second Quarter Results;
                         Q2 2003 EPS of $0.39

    LIVERMORE, Calif.--(BUSINESS WIRE)--July 31, 2003--McGrath RentCorp (Nasdaq:MGRC), a leading rental provider of modular buildings for classroom and office space, and test equipment for communications, fiber optic and general purpose needs, today announced revenues for the quarter ended June 30, 2003 of $31.6 million, compared to $36.5 million in second quarter 2002. The Company reported net income of $4.7 million, or $0.39 per share, compared to a net loss of $1.2 million, or $0.10 loss per share, in second quarter 2002.
    Second quarter 2002 results included a noncash impairment charge of $12.2 million by the Company's RenTelco segment which primarily affected the carrying value of its communications rental equipment, reducing net income by $7.3 million or $0.58 per share, and expenses related to the terminated merger with Tyco International, reducing net income by $0.1 million or $0.01 per share. For comparability, excluding impairment and expenses related to the terminated merger, second quarter net income would have decreased 24% from $6.2 million in 2002 to $4.7 million in 2003 with earnings per share decreasing 20% from $0.49 per share in 2002 to $0.39 per share in 2003.
    The Company's Mobile Modular division rentals decreased 9%. Sales revenues from Mobile Modular decreased 2%. These decreases contributed to a 9% overall decline in total revenues and a 25% decline of pre-tax income to $7.2 million, representing 91% of the Company's pre-tax income for the quarter.
    "Mobile Modular's quarter over quarter decline in rental revenues was primarily due to a reduction in the average rental rate of utilized equipment, and to a lesser degree lower overall utilization," stated Dennis Kakures, President and CEO. "The decline is directly attributable to weakness in the commercial construction rental sector and classroom returns from various completed school construction projects. However, Mobile Modular's classroom rental orders for the first half of 2003 have been especially strong. In fact, the majority of returned classroom buildings during the first half of the year are already scheduled to be back on rent for the start of the 2003-2004 school year. In addition, we have continued to invest in new rental equipment to meet the increased demand for modular classrooms, which we believe stems largely from the passage of the November 2002 California state and local school bond measures. As this equipment comes online over the next few months, and the recurring rental revenue stream begins, it will add nicely to our rental business levels in future periods."
    Quarter-end sales backlog at Enviroplex, the Company's classroom manufacturer, was 42% higher than a year ago at $9.5 million; however, during the quarter sales decreased 16% from the same quarter in the prior year to $3.3 million.
    The Company's RenTelco division increased quarterly rental revenues 11% on a sequential basis to $3.0 million from $2.7 million in first quarter 2003 and contributed nominal pre-tax earnings this quarter primarily as a result of selling underutilized equipment. This modest increase in rental revenues may not be reflective of improving fundamentals, given the continued difficult conditions throughout the telecommunications industry.
    Total revenues for the six months ended June 30, 2003, were $59.0 million compared to $68.2 million in the same six-month period in 2002. Net income for the six months ended June 30, 2003, was $9.6 million or $0.78 per share, compared to net loss of $3.6 million, or $0.29 loss per share, in the prior-year period. The six-month 2002 results include noncash RenTelco impairment charges of $24.1 million, which reduced net income by $14.5 million or $1.15 per share and expenses related to the terminated Tyco merger which reduced net income by $0.4 million, or $0.03 per share.
    On July 22, 2003, the Company announced that its 2003 full-year earnings are expected to be in a range of $1.75 to $1.85 per diluted share, a reduction from its earlier full-year guidance range of $2.12 to $2.17 per diluted share. This revision was primarily due to lower than expected modular sales order activity.

    SECOND QUARTER 2003 HIGHLIGHTS (AS COMPARED TO SECOND QUARTER
2002)

    -- Rental revenues decreased 12% to $18.2 million. Within rental revenues, Mobile Modular decreased 9% to $15.2 million primarily due to lower rental rates and, to a lesser extent, utilization; and RenTelco decreased 25% to $3.0 million as a result of the severe and prolonged broad-based weakness in the telecommunications industry.

    -- Sales revenues decreased 15% to $9.5 million resulting from decreased equipment sales by RenTelco, Enviroplex, and Mobile Modular. Overall gross profit on sales decreased from $5.1 million in 2002 to $4.2 million in 2003. Sales can fluctuate from quarter to quarter and year to year depending on customer requirements and funding.

    -- Depreciation of rental equipment decreased 16% to $3.1 million. Within depreciation expense, Mobile Modular's depreciation expense increased 6% to $1.8 million and RenTelco's depreciation expense decreased 35% to $1.3 million, resulting primarily from the write-down of electronics equipment occurring in the first and second quarters 2002.

    -- Operating cash flow decreased 42% to $5.2 million, directly attributable to lower revenues during the quarter. Debt increased $2.7 million to $58.2 million, increasing the Company's total liabilities to equity ratio to from 1.25 to 1 at December 31, 2002 to 1.34 to 1 as of June 30, 2003. At June 30, 2003, the Company, under existing bank lines of credit, has capacity to borrow up to an additional $90.8 million.

    -- Dividend rate increased to $0.20 per share for the second quarter 2003. On an annualized basis, this dividend represented a 2.9% yield on the July 30, 2003 close price of $27.13.

    It is suggested that the press release be read in conjunction with the financial statements and notes thereto included in the Company's latest Form 10-K and Forms 10-Q. You can visit the Company's web site at www.mgrc.com to access information on McGrath RentCorp, including the latest filings on Form 10-K and Form 10-Q.

    About McGrath RentCorp

    Founded in 1979, the Company, under the trade name Mobile Modular Management Corporation, rents and sells modular buildings to fulfill customer's temporary and permanent space needs in California and Texas. Mobile Modular believes it is the largest provider of relocatable classrooms for rental to school districts for grades K-12 in California. McGrath RentCorp's majority owned subsidiary, Enviroplex, Inc., manufactures and sells classrooms directly to school districts in California. The Company's RenTelco division rents and sells electronic test equipment and is recognized as the leader in communications and fiber-optic test equipment rentals throughout the U.S.
    CONFERENCE CALL NOTE: As previously announced in its press release of July 1, 2003, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on July 31, 2003 to discuss the second quarter 2003 results. To participate in the teleconference, dial 1-800-240-2430 (international callers dial 1-303-262-2075). In addition, a live Web cast and replay of the call may be found in the investor relations section of the Company's website at www.mgrc.com. Telephone replay of the call will be available for 48 hours following the call by dialing 1-800-405-2236 (in the U.S.) or 1-303-590-3000
(outside the U.S.). The pass code for the call replay is 542168#.
    NON-GAAP FINANCIAL MEASURES: This press release includes financial measures for earnings per share and net income that have not been calculated in accordance with generally accepted accounting principles
(GAAP). These differ from GAAP in that they exclude impairment and merger expenses from the second quarter of 2002 a noncash impairment charge of $12.2 million, which was taken by the Company's RenTelco segment and primarily affected the carrying value of its communications rental equipment, and expenses related to the terminated merger with Tyco International. McGrath RentCorp provides these measurements because they provide a consistent basis for comparison between quarters without the effect of one-time events. The losses per share and net losses contained in the attached unaudited financial statement are presented and have been calculated in accordance with GAAP.

    This press release contains statements, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "estimates," "will," "should," "plans" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These include our statements regarding guidance on per share earnings for 2003, the expectation of increased demand for modular classrooms, the expectation of increased recurring rental revenue streams from increased deployment of modular rental equipment, and the annualized dividend yield. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of various factors. These factors include the effectiveness of management's strategies and decisions, general economic and business conditions, the condition of the telecommunications industry, new or modified statutory or regulatory requirements, continuing demand for modular products, timely delivery and installation of modular products, delays of future sales projects into 2004 and changing prices and market conditions. There may be other factors not listed above that could cause actual results to vary materially from the forward-looking statements described in this press release.



MCGRATH RENTCORP

Consolidated earnings, balance sheet and segment data follow:
(in thousands, except per share amounts)
----------------------------------------------------------------------
                             Three Months Ended     Six Months Ended
                                  June 30               June 30
                            ------------------------------------------
                               2003      2002        2003      2002
-------------------------------------- ---------  ---------- ---------

REVENUES
----------------------------
  Rental                     $ 18,219  $ 20,658    $ 36,660  $ 41,950
  Rental Related Services       3,657     4,319       7,204     8,290
                            ---------- ---------  ---------- ---------
    Rental Operations          21,876    24,977      43,864    50,240
  Sales                         9,500    11,164      14,777    17,309
  Other                           208       335         404       691
                            ---------- ---------  ---------- ---------
          Total Revenues       31,584    36,476      59,045    68,240
                            ---------- ---------  ---------- ---------

COSTS AND EXPENSES
----------------------------
  Direct Costs of Rental
   Operations
    Depreciation of Rental
     Equipment                  3,127     3,737       6,242     9,105
    Rental Related Services     2,212     2,320       4,373     4,551
    Impairment of Rental
     Equipment                     --    12,196          --    24,083
    Other                       4,808     5,013       9,221     9,941
                            ---------- ---------  ---------- ---------
          Total Direct Costs
           of Rental
           Operations          10,147    23,266      19,836    47,680
  Costs of Sales                6,862     7,939      10,546    12,210
                            ---------- ---------  ---------- ---------
          Total Costs          17,009    31,205      30,382    59,890
                            ---------- ---------  ---------- ---------
             Gross Margin      14,575     5,271      28,663     8,350
  Selling and Administrative    5,910     6,040      11,250    12,019
                            ---------- ---------  ---------- ---------
    Income (Loss) from
     Operations                 8,665      (769)     17,413    (3,669)
  Interest                        748     1,077       1,438     2,224
                            ---------- ---------  ---------- ---------
    Income (Loss) Before
     Provision for Income
     Taxes                      7,917    (1,846)     15,975    (5,893)
  Provision (Benefit) for
   Income Taxes                 3,159      (734)      6,374    (2,345)
                            ---------- ---------  ---------- ---------
    Income (Loss) Before
     Minority Interest          4,758    (1,112)      9,601    (3,548)
  Minority Interest in
   Income (Loss) of
   Subsidiary                      40        93          (6)       23
                            ---------- ---------  ---------- ---------
     Net Income (Loss)       $  4,718  $ (1,205)   $  9,607  $ (3,571)
                            ========== =========  ========== =========

Earnings (Loss) Per Share:
  Basic                      $   0.39  $  (0.10)   $   0.79  $  (0.29)
  Diluted                    $   0.39  $  (0.10)   $   0.78  $  (0.29)

Shares Used in Per Share
 Calculation:
  Basic                        12,039    12,475      12,150    12,451
  Diluted                      12,169    12,475      12,261    12,451


                             June 30,  Dec. 31,
BALANCE SHEET DATA             2003      2002
--------------------------- ---------- ---------
Rental Equipment, net        $224,667  $221,899
Total Assets                  312,859   313,134
Notes Payable                  58,173    55,523
Shareholders' Equity          133,967   139,019


SEGMENT DATA           Modulars  Elec-   Enviro-  Corporate  Consoli-
(UNAUDITED)                      tronics   plex      (1)       dated
---------------------- -------- -------- -------- ---------- ---------
Three Months Ended
June 30,
----------------------
2003
----
Rental Revenues        $ 15,207 $  3,012  $   --     $   --  $ 18,219
Rental Related
 Services Revenues        3,526      131      --         --     3,657
Sales and Other
 Revenues                 4,754    1,657   3,297         --     9,708
Total Revenues           23,487    4,800   3,297         --    31,584
Depreciation of
 Rental Equipment         1,782    1,345      --         --     3,127
Impairment of
 Rental Equipment            --       --      --         --        --
Interest Expense
 (Income) Allocation        693       96     (41)        --       748
Income (Loss) before
 Provision for
 Income Taxes             7,162      421     334         --     7,917
Rental Equipment
 Acquisitions             7,880    1,426      --         --     9,306
Accounts Receivable,
 net (period end)        21,316    3,164   5,065         --    29,545
Rental Equipment, at
 cost (period end)      293,731   37,026      --         --   330,757
Rental Equipment,
 net book value
 (period end)           206,093   18,574      --         --   224,667
Utilization
 (period end)(2)           83.6%    45.1%
 Average
  Utilization(2)           82.8%    45.4%

2002
----
Rental Revenues        $ 16,620 $  4,038  $   --     $   --  $ 20,658
Rental Related
 Services Revenues        4,188      131      --         --     4,319
Sales and Other
 Revenues                 4,888    2,668   3,943         --    11,499
Total Revenues           25,696    6,837   3,943         --    36,476
Depreciation of
 Rental Equipment         1,681    2,056      --         --     3,737
Impairment of
 Rental Equipment            --   12,196      --         --    12,196
Interest Expense
 (Income) Allocation        927      200     (50)        --     1,077
Income (Loss) before
 Provision for
 Income Taxes             9,556  (11,981)    752       (173)   (1,846)
Rental Equipment
 Acquisitions             4,723      822      --         --     5,545
Accounts Receivable,
 net (period end)        23,873    4,960   4,304         --    33,137
Rental Equipment, at
 cost (period end)      287,032   44,504      --         --   331,536
Rental Equipment,
 net book value
 (period end)           202,490   25,709      --         --   228,199
Utilization
 (period end)(2)           85.9%    41.9%
Average
 Utilization(2)            85.8%    37.4%
----------------------------------------------------------------------


SEGMENT DATA           Modulars  Elec-   Enviro-  Corporate  Consoli-
(UNAUDITED)                      tronics   plex      (1)       dated
---------------------- -------- -------- -------- ---------- ---------
Six Months Ended
June 30,
----------------------
2003
----
Rental Revenues       $ 30,910 $  5,750    $   --     $   -- $ 36,660
Rental Related
 Services Revenues       6,953      251        --         --    7,204
Sales and Other
 Revenues                7,336    3,720     4,125         --   15,181
Total Revenues          45,199    9,721     4,125         --   59,045
Depreciation of
 Rental Equipment        3,522    2,720        --         --    6,242
Impairment of
 Rental Equipment           --       --        --         --       --
Interest Expense
 (Income) Allocation     1,345      192       (99)        --    1,438
Income (Loss) before
 Provision for
 Income Taxes           15,002    1,021       (48)        --   15,975
Rental Equipment
 Acquisitions           10,777    2,183        --         --   12,960
 Accounts Receivable,
 net (period end)       21,316    3,164     5,065         --   29,545
Rental Equipment, at
 cost (period end)     293,731   37,026        --         --  330,757
Rental Equipment,
 net book value
 (period end)          206,093   18,574        --         --  224,667
Utilization
 (period end)(2)          83.6%    45.1%
Average
 Utilization(2)           83.3%    44.1%

2002
----
Rental Revenues       $ 32,947 $  9,003    $   --     $   -- $ 41,950
Rental Related
 Services Revenues       8,005      285        --         --    8,290
Sales and Other
 Revenues                8,330    5,367     4,303         --   18,000
Total Revenues          49,282   14,655     4,303         --   68,240
Depreciation of
 Rental Equipment        3,436    5,669        --         --    9,105
Impairment of
 Rental Equipment           --   24,083        --         --   24,083
Interest Expense
 (Income) Allocation     1,839      493      (108)        --    2,224
Income (Loss) before
 Provision for
 Income Taxes           18,406  (23,894)      187       (592)  (5,893)
Rental Equipment
 Acquisitions           11,246    1,326        --         --   12,572
Accounts Receivable,
 net (period end)       23,873    4,960     4,304         --   33,137
Rental Equipment, at
 cost (period end)     287,032   44,504        --         --  331,536
Rental Equipment,
 net book value
 (period end)          202,490   25,709        --         --  228,199
Utilization
 (period end)(2)          85.9%    41.9%
Average
 Utilization(2)           85.9%    35.6%
----------------------------------------------------------------------

    (1) Corporate includes the impact of nonrecurring items related to the terminated merger with Tyco International of $173,000 and $592,000 for the three and six months ended June 30, 2002, which are not allocated to a specific segment.

    (2) Utilization is calculated each month by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment. The average utilization for the period is calculated using the average costs of rental equipment.




    CONTACT: McGrath RentCorp
             Thomas J. Sauer, 925-606-9200